Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 12, 2012 with respect to the consolidated financial statements of Eros International Plc and its subsidiaries for the year ended March 31, 2012 contained in the Amendment No. 2 to Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 2 to the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON UK LLP

GRANT THORNTON UK LLP
London, UK
July 7 , 2014